Exhibit 10.14

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is entered as of the 2nd day of September, 2005, but made effective as of the 1st day of August, 2005 (the “Effective Date”), by and between THOMAS DRILLING CO., an Oklahoma corporation (the “Seller”) and BRONCO DRILLING COMPANY, INC., a Delaware corporation (the “Buyer”). The Seller and the Buyer may be separately referred to in this Agreement as a “Party” or collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, certain assets of the Seller in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration for the mutual promises and conditions contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:

1. PURCHASE AND SALE. Subject to the terms and conditions described in this Agreement, the Seller hereby agrees to sell, transfer, convey and deliver to the Buyer, and the Buyer hereby agrees to purchase from the Seller, all of the Seller’s right, title and interest in and to the assets and property described in Exhibit “A” (the “Acquired Assets”), free and clear of any and all liens, security interests and encumbrances of any type or nature whatsoever. In addition to the Acquired Assets, the Buyer shall assume and become responsible for the contracts and obligations of the Seller identified on Exhibit “B” (collectively, the “Assumed Liabilities”). The Buyer shall not assume or have any obligation under this Agreement with respect to any other obligation of the Seller except for the Assumed Liabilities, and the Seller shall remain liable for all obligations other than the Assumed Liabilities.

2. PURCHASE PRICE. The Buyer shall pay to the Seller the aggregate amount of Sixty-eight Million and 00/100 Dollars ($68,000,000.00) for the Acquired Assets (the “Purchase Price”). The Purchase Price shall be paid by certified funds or wire transfer at Closing (as hereafter defined) to such account as shall be designated by the Seller at least twenty-four (24) hours prior to Closing.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Buyer that the following statements are true and correct as of the Effective Date and will be true and correct as of the Closing Date (as hereafter defined).

3.1. Organization. The Seller is a corporation that is duly organized, validly existing and in good standing under the laws of the State of Oklahoma and is duly registered or qualified to do business and in good standing in each jurisdiction in which the nature of its business or properties requires such registration or qualification, except where the failure to so register or qualify would not have a Material Adverse Effect (defined below). The Seller has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to own or use the properties and assets (including the Acquired Assets) that it purports to own or use and to perform all of its obligations under the Assumed Liabilities. For purposes of this

Agreement, “Material Adverse Effect” shall mean any state or states of fact, condition or conditions, event or events, circumstance or circumstances, change or changes, or effect or effects that individually or in the aggregate (including, without limitation, an aggregate combination of one or more of the foregoing whether or not related to each other or involving or affecting the same or different representations, warranties and/or covenants) could be materially adverse to (i) the business, condition (financial or otherwise), results of operations or prospects of the business or the assets of the applicable Party, or (ii) the ability of the applicable Party to consummate the transactions contemplated by this Agreement.

3.2. Authority. The Seller has full power and authority to execute and deliver, and to perform its duties and obligations under, this Agreement and each other agreement, document and instrument to be executed or delivered by the Seller contemplated by this Agreement collectively, (the “Seller Documents”). The execution and delivery of, the performance of their obligations under, and the consummation of the transactions contemplated by, this Agreement and any Seller Document, have been duly authorized by all necessary action on the part of the Seller. This Agreement is, and the Seller Documents will constitute, the legal, valid and binding obligation of the Seller and is, and the Seller Documents will be, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of the court before which any proceeding may be brought.

3.3. No Conflicts; Consents. To the Seller’s knowledge, the execution and delivery of this Agreement and each Seller Document and the consummation of the transactions contemplated by this Agreement and the Seller Documents will not: (i) violate or conflict with any provision of the Seller’s organizational documents, as amended; (ii) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, permit, decree, ruling, charge, or other restriction of any government, governmental agency, court or arbitrator to which the Seller or the Acquired Assets are subject; (iii) conflict with, result in a breach of, constitute a default under (or with notice or the lapse of time or both could result in a breach of or constitute a default), result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or bound or to which any of the Acquired Assets are subject; (iv) that could result in the creation or imposition of any lien, security interest or encumbrance in, to or on any of the Acquired Assets; or (v) require the Seller to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party in order to consummate the transactions contemplated by this Agreement or the Seller Documents.

3.4. Litigation. Except as disclosed on Schedule 3.4, there are no claims, demands, filings, hearings, notices of violation, proceedings, notices or demand letters, investigations, administrative proceedings, civil, criminal or other actions, litigation, suits, mediations, arbitrations or other legal proceedings pending or threatened against the Seller relating to, involving or affecting any of the Acquired Assets or that would seek to question, delay, prevent or materially impair the ability of the Seller to perform its duties or obligations under, or to consummate the transactions contemplated by, this Agreement. There are no outstanding judgments, orders, writs, injunctions, indictments or informations, grand jury subpoenas or civil investigative demands, plea agreements, stipulations, awards or decrees of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality against or relating to the Seller or the Acquired Assets.

3.5. Taxes. To the Seller’s knowledge, except for any taxes which may be imposed or assessed upon the Seller or the Acquired Assets with respect to the transactions contemplated by this Agreement, all taxes, fees, assessments and charges imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by the Seller on or prior to the Effective Date, or for which the Seller may be liable on or prior to the Effective Date, and all interest and penalties thereon (collectively, “Taxes” or “Tax”), have been paid in full, or, if not due on or prior to the Effective Date but due on or prior to the Closing Date, will be timely paid in full when due. To the Seller’s knowledge, all Tax returns required to be filed in connection therewith have been, or will be timely and accurately prepared in all material respects and filed or if not due on or prior to the Effective Date will be timely and duly made, and no deficiency for any Tax or claim for additional Taxes relating to or affecting in any manner any of the Seller’s business or the Acquired Assets has been proposed, asserted or assessed against the Seller. To the Seller’s knowledge, there are no liens on any of the Acquired Assets with respect to Taxes, other than liens for taxes not yet due and payable, and there is no action, suit, taxing authority proceeding, or audit now in progress, pending or threatened against the Seller or involving the Acquired Assets.

3.6. Compliance with Laws and Permits. To the Seller’s knowledge, the Seller has conducted its business so as to comply with, and is in compliance with, all applicable laws, rules and regulations, of all applicable governmental authorities, including, without limitation, any applicable laws, rules, regulations, ordinances, codes, orders, judgments or decrees as to environmental, health and/or safety matters, the noncompliance with which could have a Material Adverse Effect, and the Seller has all of the licenses, permits and other governmental authorizations required for the operation of its business and the Acquired Assets (collectively, the “Permits”), which Permits are identified on Schedule 3.6.

3.7. Title to and Adequacy of Assets. The Seller has good and indefeasible title to the Acquired Assets and shall convey such title to the Buyer, free and clear of all liens, security interests and encumbrances. The operating rigs comprising a portion of the Acquired Assets have been maintained in accordance with normal industry practice, are in good and safe operating condition and repair (ordinary wear and tear excepted), and are adequate for the uses to which they are being put. As to all other assets comprising the Acquired Assets, the Seller makes no warranty, whether express or implied, and is conveying such assets “as is” and “where is”.

3.8. Assumed Liabilities. To the Seller’s knowledge, there is not, under any of the Assumed Liabilities, any existing default or event of default which, with or without due notice or lapse of time or both, would constitute a material default or event of default on the part of the Seller or the other party. As to any consents that are required under any Assumed Liabilities for the consummation of the transactions contemplated by this Agreement and the Seller Documents, the Buyer and the Seller shall use their respective best efforts to obtain such consents. To the Seller’s knowledge, the Assumed Liabilities are in full force and effect and are a valid and binding obligation of the Seller and each other party thereto, and are enforceable in accordance with its terms, and will immediately following the Closing be valid, binding and enforceable by the Buyer as assignee thereof in accordance with its terms, except as any such enforceability may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity.

3.9. Insurance. The assets and the business of the Seller are insured and will be so insured through the Closing Date, in amounts and against risks consistent with levels and types commonly used in the industry in which the Seller operates. Schedule 3.9 contains a true and complete list of all policies providing insurance for the Acquired Assets (including the name insured).

3.10. Environmental Matters. To the Seller’s knowledge, all activities of the Seller have been conducted in substantial compliance with, and all properties leased or operated by the Seller with respect to the Acquired Assets on or prior to the Closing Date substantially comply with, all Environmental, Health, and Safety Requirements (as defined below in this Section 3.10) applicable to the Seller. To the Seller’s knowledge, the Seller has obtained, has complied with, and is in compliance with all Permits that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business with respect to the Acquired Assets, and such Permits are in full force and effect, free from breach, and the consummation of the transactions contemplated by this Agreement will not affect them. To the Seller’s knowledge, the Seller has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements with respect to the Acquired Assets on or prior to the Closing Date, and the Seller has not treated, recycled, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any Hazardous Materials (as defined below in this Section 3.10), or owned or operated any property or facility with respect to the Acquired Assets on or prior to the Acquired Assets (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any damages, including any damages for response costs, corrective action costs, personal injury, property damage or natural resources damages, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental, Health, and Safety Requirements. To the Seller’s knowledge, the consummation of the transactions contemplated by this Agreement will not result in any liabilities or damages for site investigation or cleanup, or require any consent or approval, pursuant to any Environmental, Health, and Safety Requirements, including any so-called “transaction-triggered” or “responsible property transfer” requirements. To the Seller’s knowledge, no Hazardous Material is located or is suspected to be located in the soil, groundwater, surface water, or waterways at or under any property now or previously owned, leased or operated by the Seller with respect to the Acquired Assets on or prior to the Closing Date in quantities or concentrations sufficient to require investigation, removal or remediation under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any other federal, state or local law.

For purposes of this Agreement, “Hazardous Material” shall mean any hazardous or toxic substance, material, pollutant or waste which is regulated by any federal, state or local governmental authority, including, but not limited to, the following as defined by the cited laws or regulations implementing the cited laws: “hazardous substances” and “pollutants or contaminants” as defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601 et seq.; “hazardous waste” as defined under the Solid Waste Disposal Act, as amended, 42 U.S.C. § 6901 et seq.; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; “pollutants” as defined under the Clean Water Act, as amended, 33 U.S.C. § 1251 et seq.; any pesticide as defined by the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136 et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq.; any substance listed in the United States Department of Transportation Table at 49 CFR 172.101; any petroleum produce, any explosives, any radioactive material and any asbestos containing material.

For purposes of this Agreement, “Environmental, Health, and Safety Requirements” shall mean all orders, contracts, laws, and programs (including those promulgated or sponsored by industry associations, insurance companies, and risk management companies) concerning or relating to public health and safety, worker/occupational health and safety, and pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, threatened release, control, or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation.

3.11. Brokers. No broker, finder or other person is entitled to any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

3.12. No Pending Transactions. Except for this Agreement, the Seller is not a party to or bound by any agreement, undertaking, commitment, contract to sell, transfer, or otherwise dispose of any or all of its asset (including the Acquired Assets).

3.13. Full Disclosure. To the Seller’s knowledge, all documents and other papers delivered by or on behalf of the Seller in connection with this Agreement and the Seller Documents and the transactions contemplated hereby and thereby are true, complete and correct, and the information furnished by or on behalf of the Seller in connection with this Agreement and the transactions contemplated hereby and thereby does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which they were made, not false or misleading.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. The Buyer hereby represents and warrants to the Seller that the following statements are true and correct as of the Effective Date and will be true and correct as of the Closing Date.

4.1. Organization. The Buyer is a corporation that is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly registered or qualified to do business and in good standing in each jurisdiction in which the nature of its business or properties requires such registration or qualification, except where the failure to so register or qualify would have a Material Adverse Effect. The Buyer has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to own or use the properties and assets that it purports to own or use.

4.2. Authority. The Buyer has full power and authority to execute and deliver, and to perform its duties and obligations under, this Agreement and each other agreement, document and instrument to be executed or delivered by the Buyer contemplated by this Agreement (collectively, the “Buyer Documents”). The execution and delivery of, the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement and any Buyer Document, have been duly authorized by all necessary action on the part of the Buyer. This Agreement is, and the Buyer Documents will constitute, the legal, valid and binding obligation of the Buyer and is, and the Buyer Documents will be, enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of the court before which any proceeding may be brought.

4.3. No Conflicts; Consents. The execution and delivery of this Agreement and each Buyer Document and the consummation of the transactions contemplated by this Agreement and the Buyer Documents will not: (i) violate or conflict with any provision of the Buyer’s organizational documents, as amended; (ii) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, permit, decree, ruling, charge, or other restriction of any government, governmental agency, court or arbitrator to which the Buyer or its assets are subject; (iii) conflict with, result in a breach of, constitute a default under (or with notice or the lapse of time or both could result in a breach of or constitute a default), result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or bound or to which any of its assets are subject; or (iv) require the Buyer to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party in order to consummate the transactions contemplated by this Agreement or the Buyer Documents, except the HSR Act (as hereafter defined).

4.4. Litigation. There are no claims, demands, filings, hearings, notices of violation, proceedings, notices or demand letters, investigations, administrative proceedings, civil, criminal or other actions, litigation, suits, mediations, arbitrations or other legal proceedings pending or threatened against the Buyer relating to, involving or affecting any of its assets or that would seek to question, delay, prevent or materially impair the ability of the Buyer to perform its duties or obligations under, or to consummate the transactions contemplated by, this Agreement.

4.5. Brokers. No broker, finder or other person is entitled to any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

4.6. Full Disclosure. All documents and other papers delivered by or on behalf of the Buyer in connection with this Agreement and the Buyer Documents and the transactions contemplated hereby and thereby are true, complete and correct. The information furnished by or on behalf of the Buyer in connection with this Agreement and the transactions contemplated hereby and thereby does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which they were made, not false or misleading.

5. PRE-CLOSING CONDITIONS AND COVENANTS.

5.1. Due Diligence Period. The Buyer and its employees and agents shall have thirty (30) days from the execution date of this Agreement (the “Due Diligence Period”) to conduct and complete, at the Buyer’s sole cost and expense, any and all due diligence, investigations, studies or examinations of any type or nature whatsoever involving or related to the Seller, the Acquired Assets or properties that the Buyer deems necessary including, but not limited to, any environmental inspections and physical inventories. The Seller agrees to cooperate, and to cause its employees, representatives and agents to cooperate, with the Buyer and its employees and agents in any such due diligence or examinations and to provide such persons with any and all information, reports and investigations related to, involving or connected with the Seller, the Acquired Assets or other properties.

5.2. Operations. From the Effective Date through the Closing Date, the Seller shall operate its business and the Acquired Assets in the ordinary course, consistent with the Seller’ past practices, except: (i) as may be necessary to comply with applicable law; or (ii) as the Buyer may otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed.

5.3. No Actions. From the Effective Date through the Closing Date, the Seller shall not: (i) enter into any material agreement relating to the Acquired Assets other than in the ordinary course of business; (ii) remove any property related to the Acquired Assets (other than for repair, maintenance or replacement in the ordinary course) or make any alterations of the Acquired Assets which would materially adversely affect the use or value thereof; (iii) commit to make or make any capital expenditures related to the Acquired Assets (other than for repair, maintenance or replacement in the ordinary course) which would obligate the Buyer to make any payments therefore; (iv) cause any damage, destruction, or loss (whether or not covered by insurance) to the Acquired Assets; or (v) suffer a Material Adverse Effect.

5.4. No Solicitations. For a period commencing from the execution date of this Agreement through the latter of (a) sixty (60) days or (b) the receipt of any formal notice in connection with any application filed under the HSR Act, the Seller shall not, directly or indirectly enter into any discussions, negotiations, agreements or understandings or solicit, initiate or encourage any inquiries, proposals or offers from any other person or party, relating to or involving: (i) the sale, assignment, transfer or conveyance of any of the Acquired Assets; or (ii) any merger, consolidation, disposition of all or a significant proportion of its business, properties or assets, tender offer, acquisition or other business combination, or proposal therefore. The Seller agrees and covenants to terminate any such discussions being held as of the date of this Agreement with respect to any of the foregoing matters and will notify the Buyer immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing and the terms of any such proposal, offer, inquiry or contact.

5.5. No Announcement. Prior to the Closing Date, the Seller hereby agrees and covenants not to directly or indirectly, or through its affiliates, directors, officers, employees or agents, disclose to any other person or party the existence of this Agreement or the terms or conditions thereof, without the prior written consent of the Buyer or as allowed under Section 10 of this Agreement.

5.6. Accounting Costs. On or before the Closing Date, the Seller shall pay to Mack Energy Co. (“Mack Energy”) a reasonable fee mutually agreed to by the Parties to cover the fees and costs for accounting services relating to the transactions contemplated hereby and performed by Mack Energy for the Seller from the Effective Date through the Closing Date.

5.7. Filing of HSR Notice. Each of the Buyer and the Seller undertakes and agrees to file, if required, as soon as practicable (and in any event not later than ten (10) days after the date hereof, a Notification and Report Form under the Hart-Scott Rodino Act of 1976, as amended (the “HSR Act”), with the Federal Trade Commission and the Antitrust Division of the Department of Justice. The Buyer shall pay the filing fee and all other costs required for any application filed under the HSR Act.

5.8 Expenses and Revenues for Acquired Assets. From and after the Effective Date, the Buyer shall be: (i) entitled to receive any and all compensation, revenues and income of any type to be paid or received by the Seller under the Assumed Liabilities or other agreement involving the Acquired Assets; (ii) entitled to any and all accounts receivable related to the Assumed Liabilities or other agreement involving the Acquired Assets; (iii) obligated and responsible to pay for any and all well drilling and rig building expenses required under the Assumed Liabilities or involving the Acquired Assets; and

(iv) obligated and responsible to pay overhead expenses of the Seller or a related entity directly attributable or allocated to the Acquired Assets. In the event this Agreement is terminated for any reason under Section 9 of this Agreement, the Buyer shall promptly pay over to the Seller any such revenues received by the Buyer and the Seller shall promptly reimburse the Buyer for any such expenses incurred by the Buyer.

5.9 Closing Conditions of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject and conditioned on the satisfaction of the following:

(a) Representations and Warranties. The representations and warranties of the Seller in this Agreement and the Seller Documents shall be true and correct in all material respects (except with respect to any provisions including the word “material” or word of similar import) as of the Effective Date and the Closing Date.

(b) Performance. The Seller shall have performed and complied in all material respects with each of the covenants and conditions required by this Agreement and the Seller Documents of which performance or compliance is required prior to or at Closing.

(c) No Pending Suits. At the Closing Date, no suit, action or other proceeding shall be pending, threatened or noticed before any court or governmental entity in which it is sought to restrain or prohibit the performance of or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) HSR Waiting Period. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

(e) Deliveries. All agreements, documents, instruments and certificates required to be delivered at Closing by the Seller shall be delivered and tendered at Closing.

(f) Schedules. Within ten (10) days of the execution of this Agreement, Seller shall provide Buyer the subject Schedules to be attached to this Agreement, which shall be subject to the approval of Buyer.

5.10 Closing Conditions of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject and conditioned on the satisfaction of the following:

(a) Representations and Warranties. The representations and warranties of the Buyer in this Agreement and the Buyer Documents shall be true and correct in all material respects (except with respect to any provisions including the word “material” or word of similar import) as of the Effective Date and the Closing Date.

(b) Performance. The Buyer shall have performed and complied in all material respects with each of the covenants and conditions required by this Agreement and the Buyer Documents of which performance or compliance is required prior to or at Closing.

(c) No Pending Suits. At the Closing Date, no suit, action or other proceeding shall be pending, threatened or noticed before any court or governmental entity in which it is sought to restrain or prohibit the performance of or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) HSR Waiting Period. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

(e) Deliveries. All agreements, documents, instruments and certificates required to be delivered at Closing by the Buyer shall be delivered and tendered at Closing.

6. CLOSING. Upon the terms and subject to the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall occur at 9:00 a.m. on or before October 15, 2005 (the “Closing Date”) but effective as of the Effective Date, at the offices of the Seller, or at such other time, date or location as the Seller and the Buyer may otherwise agree in writing.

6.1. Deliveries by the Seller. At Closing, the Seller shall deliver or cause to be delivered to the Buyer: (i) exclusive possession of the Acquired Assets, free and clear of all liens and encumbrances; (ii) a bill of sale (the “Bill of Sale”), in a form and substance reasonably satisfactory to the Buyer, duly executed by the Seller, pursuant to which the Seller transfers to the Buyer the Acquired Assets that are tangible property; (iii) an assignment and assumption agreement (the “Assignment Agreement”), in a form and substance reasonably satisfactory to the Buyer, duly executed by the Seller, pursuant to which the Seller transfers to the Buyer the Acquired Assets that are not tangible property; (iv) such other instruments of transfer reasonably required by the Buyer to evidence the transfer of the Acquired Assets to the Buyer; (v) the settlement statement in the form attached to this Agreement as Exhibit “C” (the “Settlement Statement”); (vi) any termination statement, authorization or document necessary or required to release any lien or encumbrance on any of the Acquired Assets; and (vii) customary certificates certifying as to compliance with the terms of this Agreement.

6.2. Deliveries by the Buyer. At Closing, the Buyer shall execute and deliver, or cause to be executed and delivered: (i) the Purchase Price; (ii) the Assignment Agreement; (iii) the Settlement Statement; and (iv) customary officer’s certificates certifying as to compliance with the terms of this Agreement.

7. POST-CLOSING AND EFFECTIVE DATE COVENANTS. The Buyer and the Seller hereby agree and covenant to perform or have performed, or take or allow to be taken, the following.

7.1. Use of Yard. For a period of six (6) months commencing from the Closing Date, the Buyer shall have the right to continue to use the yard located in Duncan, Oklahoma that is shared with Mack Energy, and during such period, the Buyer shall pay its pro-rata share of utilities related to the occupation and use of the yard. The Buyer shall have the option to continue its occupancy and use of the yard upon the expiration of the six (6) month period by executing and delivering a lease agreement in form and substance reasonably acceptable to the Buyer and the Seller.

7.2. Use of Rigs. From and after the Closing Date, the Buyer shall make a good faith effort to continue to contract the drilling rigs comprising part of the Acquired Assets to: (i) Mack Energy on an as needed basis; and (ii) those parties identified on Schedule 7.2 for the Barnett Shale play in Texas on an as needed basis; provided, that Mack or such other party agrees to pay then existing market rates for the use of such rigs. In the event Mack or such other party is unwilling or unable to pay such rates, the Buyer shall have no obligation under this Section 7.2.

7.3. Purchase of Parts. The Buyer shall make a good faith effort to purchase parts and service on an as needed basis from M&M Supply; provided that the rates for such parts and service shall be at competitive rates. In the event the rates for the parts or service are not competitive, the Buyer shall have no obligation under this Section 7.3.

7.4. Employees. As of the Closing Date, the Buyer shall offer employment to the employees of the Seller (the “Employees”) at the salary and hourly rate in effect as of the Effective Date. For a period of two (2) years after the Closing Date, the Seller and its shareholders, directors, officers, employees, agents and representatives shall not directly or indirectly for their own behalf or on behalf of any other party (i) call upon, solicit, entice or otherwise encourage any Employee to decline acceptance of such employment offer, or (ii) solicit, entice or otherwise encourage any Employees from leaving the Buyer’s employment, or (iii) otherwise disrupt any such Employee’s relationship with the Buyer, or (iv) hire, employ or offer employment to any Employee, except for any Employee that initiates any employment discussion with such party or responds to an advertisement or solicitation that does not target such Employees.

7.5. Taxes. The Seller will be liable for and will pay all Taxes (whether assessed or unassessed) applicable to the Acquired Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Effective Date. The Buyer will be liable for and will pay all Taxes (whether assessed or unassessed) applicable to the Acquired Assets, in each case attributable to periods (or portions thereof) beginning after the Effective Date. Any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp Tax, or similar Tax attributable to the sale or transfer of the Acquired Assets will be paid by the Buyer. The Buyer agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

7.6. Vendors. For a period of two (2) years after the Closing Date, the Seller and its shareholders, directors, officers, employees, agents and representatives shall not directly or indirectly for their own benefit or on behalf of any other party solicit, induce or attempt to induce any supplier, vendor or other person who has a business relationship with the Seller to discontinue or reduce such business relationship.

7.7 Post-Closing Settlement. The Parties anticipate a post-closing settlement within thirty (30) days after the Closing Date at which time any payments due or owing between the Parties shall be made in order to effect the entitlements described in this Agreement.

8. TERMINATION. This Agreement may be terminated upon providing written notice to the other Party at or prior to Closing as follows

8.1. Written Consent. By the written consent of the Seller and the Buyer, which termination shall be effective as of the date contained in such consent.

8.2. Misrepresentation or Default. By either Party if: (i) any representation or warranty of the other Party in this Agreement, the Seller Documents or the Buyer Documents shall be false, misleading or incorrect in any material respect; or (ii) the other Party shall fail to perform any of its duties, obligations or covenants described in this Agreement by or within the required period, which failure to perform is not cured within ten (10) days after the non-defaulting Party notifies the defaulting Party in writing of such failure to perform.

8.3. Due Diligence. The Buyer may terminate this Agreement at any time prior to the Closing Date if any due diligence or investigation reveals or uncovers any issue that the Buyer reasonably believes will have a Material Adverse Effect on the Acquired Assets, by providing the Seller with written notice of such termination, which notice shall also state the reason(s) for such termination.

8.4. Effects of Termination. In the event this Agreement is terminated, the Seller and the Buyer shall have no further rights, duties, obligations or responsibilities described in this Agreement, except for: (i) the respective indemnification rights and obligations described in this Agreement; and (ii) any other rights, duties, obligations or responsibilities provided for in this Agreement to survive the termination of this Agreement. Notwithstanding the foregoing, in the event that termination of this Agreement occurs as a result of a Party’s failure to perform or knowingly false representation, the breaching Party shall be obligated and responsible for any and all costs and expenses (including reasonable attorney’s fees) incurred by the non-breaching Party related to or connected with this Agreement.

9. INDEMNIFICATION.

9.1 By the Seller. The Seller hereby agrees and covenants to indemnify, save, defend, hold harmless, discharge and release the Buyer, its affiliates and related entities and their respective shareholders, partners, members, directors, managers, officers, employees, agents, successors and permitted assigns from and against any and all payments, charges, judgments, assessments, liabilities, obligations, claims, demands, actions, losses, damages, penalties, interest or fines, and any and all costs and expenses paid or incurred, including attorney fees, costs, fees of experts and any legal or other expenses reasonably incurred in connection therewith (collectively, the “Liabilities”) arising from, based upon, related to or associated with and to the extent caused by (i) any breach of any representation or warranty of the Seller contained in this Agreement or the Seller Documents; (ii) any failure of the Seller to perform or observe any term, condition or covenant contained in this Agreement or the Seller Documents over which the Seller has control; (iii) any Liability related to or involving the any obligations or liabilities retained by the Seller; (iv) any Liability related to or involving the Assumed Liabilities or the Acquired Assets arising, resulting or occurring from any event that occurred prior to the Effective Date; and (v) any and all Tax Liabilities with respect to the Assumed Liabilities and the Acquired Assets arising, resulting or incurred on or prior to the Effective Date.

9.2 By the Buyer. The Buyer hereby covenants and agrees to indemnify, save, defend, hold harmless, discharge, and release the Seller and its shareholders, directors, officers, employees, agents, successors and permitted assigns from and against any and all Liabilities arising from, based upon, related to or associated with (i) any breach of any representation or warranty of the Buyer contained in this Agreement or the Buyer Documents; (ii) any failure of the Buyer to perform or observe any terms, conditions or covenants contained in this Agreement or the Buyer Documents; and (iii) any Liability (including any Tax Liability) related to or involving the Assumed Liabilities or the Acquired Assets arising, resulting or occurring from any event that occurs on or after the Effective Date up to the amount of the Purchase Price; provided, that the Buyer shall have no indemnification obligations under this Section 9.2(iii) in the event this Agreement is terminated for any reason under Section 8 of this Agreement.

9.3 Notice of Liability and Opportunity to Defend. Either Party claiming indemnification under this Agreement is referred to as the “Indemnified Party” and the Party against whom such claims are asserted under this Agreement is referred to as the “Indemnifying Party.” In the event that any Liabilities are incurred by, asserted against, or sought to be collected from, an Indemnified Party, the Indemnified Party shall provide to the Indemnifying Party written notice of the indemnification claim specifying the nature and specific basis for such claim and, to the extent feasible, the estimated amount of damages attributable to such claim, and a copy of any papers served with respect to such claim (the “Claim Notice”) within thirty (30) days after the Indemnified Party’s discovery of the Liability but in no event later than twenty-four (24) months after the Closing Date; provided, that any failure to provide such notice shall not relieve the Indemnifying Party from its obligations under this Section 9. The Indemnifying Party shall have thirty (30) days from the personal delivery or receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party under this Agreement with respect to the Liabilities and/or (ii) with respect to any third-party Liabilities, whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against the Liabilities; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deems necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given reasonable notice and a reasonable opportunity to comment to the Indemnifying Party) and not prejudicial to the Indemnifying Party, and the Indemnified Party shall recoup all the costs and fees associated with such filing from the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against the third-party Liabilities, the Indemnifying Party shall have the right to defend all appropriate proceedings with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion. The Indemnifying Party is required, at all times, to vigorously and in good faith defend the interests of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any defense or settlement, it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any third-party Liabilities that the Indemnifying Party elects to contest or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third-party Liabilities, or any cross-complaint against any person. If demand for indemnity has been refused by the Indemnifying Party or the conduct of the Indemnifying Party does not constitute the required vigorous, good faith defense of the Indemnified Party, the Indemnified Party may control the defense or settlement at the sole cost and expense of the Indemnifying Party. No claim may be settled or otherwise compromised without the prior written consent of the Indemnified Party (such consent shall not be unreasonably withheld); provided, however, that the Indemnified Party may, in the Indemnified Party’s sole discretion, settle or compromise any claim which the Indemnifying Party has refused to defend.

9.4 Limits on Obligations. The Seller and the Buyer hereby agree that neither Party shall have any indemnification obligations under this Section 9, with the exception of Section 9.2(iii), until the Indemnified Party has incurred Liabilities in an aggregate amount of $250,000.00 at which time the Indemnifying Party shall be obligated for such Liabilities in excess of $250,000.00 but less than $10,000,000.00.

10. PRESS RELEASES. The Buyer and the Seller agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the Party desiring to make the public announcement or statement shall consult with the other Party and shall obtain prior written approval of the other Party of the text of a public announcement or statement to be made solely by the Seller or the Buyer, as the case may be. Nothing contained in this Section 10 shall be construed to require either Party to obtain approval of the other Party to disclose information with respect to the transaction contemplated by this Agreement to any state or federal governmental authority or agency to the extent required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction or necessary to comply with disclosure requirements of the New York Stock Exchange, NASDAQ or any applicable securities laws.

11. SURVIVAL OF REPRESENTATIONS AND COVENANTS. The Seller and the Buyer hereby agree and covenant that all of the representations, warranties and covenants in this

Agreement shall survive the Closing or termination of this Agreement for a period of two (2) years.

12. ENTIRE AGREEMENT. This Agreement, the exhibits and the schedules attached hereto, the Seller Documents and the Buyer Documents constitute the entire agreement between the Seller and the Buyer with respect to the subject matter of this Agreement and supersede any and all prior understandings, agreements or representations by or between the Seller and the Buyer, whether written or oral, related in any way to the subject matter of this Agreement.

13. BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the Seller, the Buyer and their respective successors and permitted assigns.

14. ASSIGNMENT. The Seller and the Buyer shall not assign any of their respective rights, or delegate any of their respective duties or obligations, under this Agreement without the prior written consent of the other Party; provided, however, that Buyer may assign its rights hereunder to any of its subsidiaries without the prior consent of the Seller.

15. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, by facsimile or otherwise, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

16. HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

17. SEVERABILITY. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to the invalid, illegal, void or unenforceable provision while still remaining valid and enforceable and the remaining terms or provisions contained herein shall not be affected thereby.

18. NOTICES. Any notices or communications required or permitted to be given by this Agreement must be (i) given in writing, and (ii) be personally delivered or mailed by prepaid mail or overnight courier, or by facsimile transmission delivered or transmitted to the Party to whom such notice or communication is directed, to the address of such Party as follows:

To the Buyer:	Bronco Drilling Company, Inc.
14313 North May Avenue, Suite 100
Oklahoma City, Oklahoma 73134
Fax No.: (405) 848-8816
Attn: Frank Harrison

To Seller:	Thomas Drilling Co.
1206 North 10th
Duncan, Oklahoma 73533
Fax No.: (580) 252-5791
Attn: Tom McCasland, III

Any such notice or communication shall be deemed to have been given on (i) the day such notice or communication is personally delivered, (ii) three (3) days after such notice or communication is mailed by prepaid certified or registered mail, (iii) one (1) working day after such notice or communication sent by overnight courier, or (iv) on the day such notice or communication is faxed and the sender has received a confirmation of such fax. A Party may, for purposes of this Agreement, change its address, fax number, or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other Party pursuant hereto.

19. AMENDMENTS. This Agreement may be amended at any time by a written instrument signed by the Seller and the Buyer.

20. WAIVER; INJUNCTIVE RELIEF. No failure on the part of either Party to exercise, and no delay in exercising, any right, power or remedy created under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by either Party to any breach of, or default in, any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof. The terms and provisions of this Agreement, whether individually or in their entirety, may only be waived in writing and signed by the Party against whom or which the enforcement of such waiver is sought. No right, remedy or election given by any term of this Agreement or made by the Seller or the Buyer shall be deemed exclusive, but shall be cumulative with all other rights, remedies and elections available at law or in equity. The Seller and the Buyer acknowledge that the rights created hereby are unique and recognize and affirm that in the event of a breach of this Agreement irreparable harm would be caused, money damages may be inadequate and an aggrieved Party may have no adequate remedy at law. Accordingly, the Seller and the Buyer agree that the other Party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce such Party’s rights and the obligations of the other Party under this Agreement not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of a bond or other security).

21. PREVAILING PARTY. In the event that either Party brings any suit, action or proceeding against the other Party for any reason arising from or related to this Agreement, the Seller Documents or the Buyer Documents, then the prevailing Party shall be entitled to recover from the other Party any and all costs and expenses, including reasonable attorney fees, arising from or related to the suit, action or proceeding.

22. FURTHER ACTIONS. From and after the execution of this Agreement, the Seller and the Buyer agree to, upon the request of the other Party, execute and deliver to the other Party any further documents, certificates or instruments, and to perform any further acts as may be required or reasonably requested to complete or evidence the transactions contemplated by this Agreement.

23. CONSTRUCTION. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted by the Seller and the Buyer,

and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

24. PLURAL; GENDER. Words used in this Agreement in the singular, where the context so permits, shall be deemed to include the plural and vice versa. Words used in the masculine or the feminine, where the context so permits, shall be deemed to mean the other and vice versa. The definitions of words in the singular in this Agreement shall apply to such words when used in the plural where the context so permits and vice versa, and the definitions of words in the masculine or feminine in this Agreement shall apply to such words when used in the other form where the context so permits and vice versa. Any and all exhibits and schedules described in this Agreement are hereby incorporated by reference into this Agreement and made a part of this Agreement.

25. GOVERNING LAW; VENUE; JURISDICTION. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma. The Seller and the Buyer further agree that any dispute arising out of this Agreement shall be decided by either the state or federal court in Oklahoma County, Oklahoma or Stephens County, Oklahoma. The Seller and the Buyer shall each submit to the jurisdiction of those courts and agree that service of process by certified mail, return receipt requested, shall be sufficient to confer said courts with in personam jurisdiction.

26. WAIVER OF JURY TRIAL. THE SELLER AND THE BUYER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ISSUE TRIABLE BY A JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT NOW OR HEREAFTER EXISTS WITH REGARD TO THIS AGREEMENT, THE SELLER DOCUMENTS OR THE BUYER DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE SELLER AND THE BUYER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY MAY OTHERWISE ACCRUE. THE SELLER AND THE BUYER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

(REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the Seller and the Buyer have executed and delivered this Agreement effective as of the day and year first above written.

“SELLER”	THOMAS DRILLING CO.,
an Oklahoma corporation

	By:	/s/ Larry Bartlett
		Name:	Larry Bartlett
		Title:	President

“BUYER”	BRONCO DRILLING COMPANY, INC.,
a Delaware corporation

	By:	/s/ Frank Harrison
Frank Harrison, Chief Executive Officer